Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS ([***]), HAS BEEN OMITTED BECAUSE

THE INFORMATION (I) IS NOT MATERIAL AND

(II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

AMENDMENT TO THE CONTRACT RESEARCH AGREEMENT

委托开发协议之修订协议

This Amendment to the Contract Research Agreement (this “Amendment”) is entered into by and between the following parties on March 8, 2023:

本委托开发协议之修订协议（“本修订协议”）由以下双方于2023年3月8日签订：

(1) Nanjing Hanxin Pharmaceutical Technology Co., Ltd., a limited liability company duly incorporated and validly existing under the laws of PRC, with the Unified Social Credit Code: [***] (“HX”); and
(1)	南京汉欣医药科技有限公司，一家根据中国法律正式成立并有效存续的有限责任公司，统一社会信用代码为：[***]（“HX”）；及

(2) Amphastar Pharmaceuticals, Inc., a company established and existing in accordance with the laws of the State of Delaware, the United States of America (together with its Affiliates, the “Customer”).
(2)	Amphastar Pharmaceuticals, Inc.，一家根据美国特拉华州法律成立并存续的公司（与其关联方合称为“委托方”）。

HX and the Customer are sometimes referred to herein collectively as the “Parties” and individually as a “Party”.

HX与委托方在本修订协议中合称为“双方”，单称为“一方”。

Whereas,

鉴于，

(1) The Parties have entered into the Contract Research Agreement (the “Original

Agreement”) on July 5, 2022, pursuant to which the Customer has engaged HX to research and develop certain active pharmaceutical ingredients for the Customer;
(1)	双方于2022年7月5日签订了委托开发协议（“原协议”），约定了委托方委托HX为其研发某些活性药物成分；

(2) The Parties intend to amend and supplement certain terms of the original Agreement.
(2)	双方拟对原协议中的部分条款进行修改和补充。

Therefore, the Parties enter into this Amendment on the basis of equality and voluntariness and through friendly negotiation as follows:

因此，双方在平等、自愿的基础上，经友好协商，达成本修订协议如下：

1.	Unless otherwise stipulated herein, the defined terms in the Original Agreement, when referred to herein, shall have the same meanings as those ascribed to them in the Original Agreement.
1.	除非本修订协议另有约定，原协议中已定义的术语在本修订协议中提及时应当具有与原协议的定义相同的含义。

2.	The Parties acknowledge and agree that the supplement scope of work as provided in Appendix I herein (the “Supplement Scope of Work”) shall be a supplement to the Scope of Work as set forth in the Original Agreement, and all terms and conditions (including without limitation, corresponding obligations of HX with respect to provision of services, the Customer’s ownership of Know-How arising out of such services) relating to or applicable to the Scope of Work as set forth in the Original Agreement shall apply to the Supplement Scope of Work.
2.	双方确认和同意，本修订协议附录I所列之补充工作范围（“补充工作范围”）为原协议工作范围的补充，原协议中有关或适用于工作范围的条款和条件（包括但不限于HX在提供服务对应的义务，委托方针对相关服务产生的专有技术的所有权）均应适用于补充工作范围。

3.	The Parties acknowledge and agree that:
3.	双方确认并同意：
(a)	the Customer shall make payments to HX with respect to HX’s performance of the Supplement Scope of Works pursuant to Section 5.1(b) of the Original Agreement, the total payment with respect to the Supplement Scope of Work shall be calculated pursuant to Section 5.1(d) of the Original Agreement and shall not exceed [CNY 3,085,400.79] (Payment from Customer to HX will be adjusted from CNY to USD, based on actual currency exchange rate as reported by the Bloomberg Currency Spot Exchange Rate the date of which the invoice is issued by HX).
(a)	就HX对补充工作范围的履行而言，委托方应根据原协议第5.1(b)条向HX支付款项，就补充工作范围相关的付款总额应根据原协议第5.1(d)条计算，不得超过人民币3,085,400.79元（委托方向HX支付的款项将从人民币调整为美元，以HX发票开具之日公布的彭博货币即期汇率的实际货币兑换率计算）。
(b)	based on the foregoing, the total payment made from the Customer to HX under the Original Agreement and this Amendment shall not exceed CNY [17,771,910.79] (Payment from Customer to HX will be adjusted from CNY to USD, based on actual currency exchange rate as reported by the Bloomberg Currency Spot Exchange Rate the date of which the invoice is issued by HX).
(b)	基于上述，委托方基于原协议及本修订协议向HX支付的款项总额不得超过人民币17,771,910.79元（委托方向HX支付的款项将从人民币调整为美元，以HX发票开具之日公布的彭博货币即期汇率的实际货币兑换率计算）。

4.	This Amendment shall be an integral part of the Original Agreement and constitute the true agreement between the Parties with respect to the arrangements relating to the entrustment. In the event of any inconsistency between this Amendment and the Original Agreement, this Amendment shall prevail. For any contents that are not expressly amended or supplemented herein, the terms of the Original Agreement shall remain valid.
4.	本修订协议为原协议不可分割的组成部分，共同构成双方之间对于委托相关安排的真实合意。本修订协议与原协议不一致之处，以本修订协议为准。本修订协议未明确约定修改或补充的内容，原协议的约定应仍然有效。

5.	This Amendment and any dispute or claim arising out of or in connection with it or its subject matter or formation shall be resolved pursuant to Section 14 of the Original Agreement.
5.	本修订协议以及因本修订协议及其内容或其成立而引起的或与之相关的任何争议或诉请应根据原协议第14条的约定处理。

6.	This Amendment shall become effective upon the date of being duly executed by the Parties. This Amendment may be executed in several duplicates, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For the avoidance of doubt, this Amendment is concluded both in Chinese version and English version. In the event of any inconsistency between the Chinese version and the English version, the English version shall prevail.
6.	本修订协议于双方适当签署之日生效。本修订协议可签署多份副本，每一份副本均应被视为原件，但所有副本应共同构成同一文件。为免疑义，本修订协议以中文和英文双语书就。若中文版本和英文版本之间存在不一致之处，应以英文版本为准。

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In Witness whereof, the Parties have executed this Amendment by their duly authorized representatives.

有鉴于此，本修订协议由双方授权代表正式签署

Amphastar Pharmaceuticals, Inc.		Nanjing Hanxin Pharmaceutical Technology Co., Ltd.
南京汉欣医药科技有限公司

By/签署:	/s/Rong Zhou	By/签署:	/s/Bob Bao

Name/姓名:	Rong Zhou	Name/姓名:	Bob Bao 鲍海涛

Title/职位:	Sr. EVP Production Center	Title/职位:	Vice General Manager 副总经理

Date/日期:	March 8, 2023	Date/日期:	March 8, 2023

APPENDIX I: SUPPLEMENT SCOPE OF WORK

附录I：补充工作范围

As provided in the HX Supplement Proposal dated February 13, 2023.

如[2023年2月13日]的HX补充提案所述。